EXHIBIT 23.2



                       INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1997, which accompanies the December 31, 1996 and 1995 audited financial statements of Cushnoc Bank and Trust Company, in the Registration Statement (Form S-4 Registration No. 333-___________ for the registration of 216,180 shares of common stock of Northeast Bancorp.


                                       /s/ SCHATZ FLETCHER & ASSOCIATES


Augusta, Maine
July 21, 1997